Exhibit 10

AMENDMENT NO. 3

TO

PRIVATE SHELF AGREEMENT

Dated as of July 29, 2020

PGIM, Inc. (“Prudential”) and

Each other Prudential Affiliate which becomes
bound by the Agreement (defined below)

c/o Prudential Capital Group

2200 Ross Avenue, Suite 4300

Dallas, Texas 75201

Ladies and Gentlemen:

We refer to the Private Shelf Agreement, dated as of September 22, 2014, as amended by Amendment No. 1 to the Private Shelf Agreement, dated August 2, 2017, as further amended by Amendment No. 2 to the Private Shelf Agreement, dated August 10, 2018 (as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among Graybar Electric Company, Inc., a New York corporation (the “Company”), Prudential and each Prudential Affiliates which becomes party to the Agreement (each, a “Purchaser” and collectively, the “Purchasers”).  Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.

The Company desires to amend the Agreement to extend the Issuance Period, which would otherwise end on August 2, 2020, to August 2, 2023.

It is hereby agreed by you and us as follows:

i.Amendments to Agreement.

Subject to the conditions herein (including, without limitation, Section II(b)), effective on the date hereof (the “Effective Date”), the Agreement is hereby amended by this letter amendment (this “Amendment”) as follows:

(a)Section 2(b) Issuance Period.  Clause (b) of Section 2 of the Agreement is hereby deleted and replaced in its entirety as follows:

“(b)  Issuance Period.  Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) August 2, 2023 (or if such date is not a Business Day, the Business Day next preceding such date), and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such

0088-0022\00020159.005

thirtieth day).  The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the ‘Issuance Period’.”

II.CONDITIONS TO EFFECTIVENESS OF AMENDMENTS.

(a)Representations and Warranties.  The Company represents and warrants that (i) the execution and delivery of this Amendment has been duly authorized by all necessary corporate action of the Company and this Amendment has been executed and delivered by a duly authorized officer of the Company, and all necessary or required consents to this Amendment (other than any consents required to be obtained solely by a Purchaser) have been obtained and are in full force and effect, (ii) the Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation contract and agreement of the Company enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) each representation and warranty set forth in Section 5 of the Agreement (as modified by the updated Schedules 5.3, 5.4, 5.5, and 5.9 attached hereto), is true and correct as of the date of execution and delivery of this Amendment by the Company with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), and (iv) no Event of Default or Default under the Agreement exists or has occurred and is continuing on the date hereof.

(b)Effectiveness.  This Amendment shall become effective upon fulfillment of the following conditions: (i) the Company and Prudential shall have executed a copy of this Amendment on or prior to the Effective Date, (ii) Prudential shall have received a copy of the resolutions of the board of the Company authorizing the execution, delivery and performance by the Company of this Amendment, certified by its secretary or assistant secretary, (iii) the Company shall have paid the structuring fee described in Section III(b) of this Amendment to Prudential, and (iv) Prudential shall have received such other documents and certificates as it may reasonably request relating to the Amendment and the transactions contemplated by the Amendment.

III.MISCELLANEOUS.

(a)Reference to and Effect on Agreement.  Upon the effectiveness of this Amendment, each reference to the Agreement in any other document, instrument or agreement shall mean and be a reference to the Agreement as modified by this Amendment.  Except as specifically set forth in Section I hereof, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.  The execution, delivery and effectiveness of this Amendment shall not be construed as a course of dealing or other implication that any holder of the Notes has agreed to or is prepared to grant any consents or agree to any waiver to the Agreement in the future, whether or not under similar circumstances.

(b)Structuring Fee.  The Company agrees to pay to Prudential on the date hereof a structuring fee of $50,000.00.  Such payment shall be made to Prudential at the address for payments specified in Schedule B to the Agreement, or by such other method or at such other address as Prudential shall specify to the Company in writing for such purpose.

(c)Expenses.   The Company hereby confirms its obligations under the Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by Prudential, all reasonable out-of-pocket costs and expenses, including attorneys' fees and expenses, incurred by them in connection with this Amendment and the transactions contemplated hereby, in enforcing any rights under this Amendment, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Amendment or the transactions contemplated hereby.

(d)Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AMENDMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

(e)Counterparts; Section Titles.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.  The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

[SIGNATURE PAGE TO FOLLOW]

If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least one counterpart of this Letter Amendment No. 3 to Senior Vice President, Secretary and General Counsel, Graybar Electric Company, Inc., 34 North Meramec Avenue, St. Louis, MO 63105.

Very truly yours,

GRAYBAR ELECTRIC COMPANY, INC.

By:  /s/ Timothy E. Carpenter
Name:  Timothy E. Carpenter
Title:   Vice President and Treasurer

Agreed as of the date first above written:

PGIM, INC.

By:  /s/  Jason Hartman

                         Vice President